INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in the Registration Statement of Medical Technology & Innovations, Inc. on Form S-8 (No. 33-27610-A) of our report dated September 11, 1996, except for Note 16 as to which the date is October 21, 1996, on the consolidated financial statements of Medical Technology & Innovations, Inc. and subsidiary appearing in the Annual Report on Form 10-KSB/A of Medical Technology & Innovations, Inc. for the year ended June 30, 1996.


                                            By /s/ Simon Lever & Company
                                               --------------------------------
                                               Simon Lever & Company

Lancaster, Pennsylvania
October 29, 1996